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                                                        Exhibit 2

                                       As amended April 21, 1988

                             BY-LAWS

                               OF

                       SURVEYOR FUND, INC.

                            ARTICLE I

                           Shareowners

         SECTION 1. Except as the Board of Directors of the Corporation shall otherwise determine, an annual meeting of shareowners shall not be held in any year in which none of the following is required to be acted on by shareowners under the Investment Company Act of 1940: (1) election of directors;
(2) approval of the investment advisory agreement; (3) ratification of the selection of independent public accountants; or (4) approval of a distribution agreement. In such years that an annual meeting of shareowners is required to be held, it shall be held between April 1 and April 30, inclusive, at eleven o'clock in the forenoon, at the office of the Corporation in the City of Baltimore, Maryland, or at such place within the United States as may be fixed by the Chairman or the President for the purpose of electing directors and for transacting such other business as may properly be brought before the meeting. Only such business, in addition to that prescribed by law, by the Articles of Incorporation and by these By-Laws, may be brought before such meeting as may be specified by resolution of the Board of Directors, or by a writing filed with the Secretary and signed by the Chairman, the Vice Chairman or the President or by a majority of the directors or by shareowner holding at least one-tenth of the stock of the Corporation outstanding and entitled to vote at the meeting. "Shareowner" as used in these By-Laws shall mean "stockholder" as the latter term is used in the Corporation Law of the State of Maryland.

         SECTION 2. Special meetings of the shareowners for any purpose or purposes may be held upon call by the Chairman, the Vice Chairman or the President or by a majority of the Board of Directors, and shall be called by the Chairman, the Vice Chairman, the President, a Vice President, the Secretary or any director at the request in writing of a majority of the Board of Directors or of shareowners holding at least one-tenth of the stock of the Corporation outstanding and entitled to vote at the meeting, at such time and at such place where an annual meeting of shareowners could be held, as may be fixed by the Chairman, the Vice Chairman, the President or the Board of Directors or by



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the shareowners holding at least one-tenth of the stock of the
Corporation outstanding and so entitled to vote, as the case may be, and as may be stated in the notice setting forth such call. Such request shall state the purpose or purposes of the proposed meeting and only such purpose or purposes so specified may properly be brought before such meeting.

         SECTION 3. Written or printed notice of every annual or special meeting of shareowners, stating the time and place thereof and the general nature of the business proposed to be transacted at any such meeting, shall be delivered personally or mailed at least ten days previous thereto to each shareowner of record entitled to vote at the meeting at his address as the same appears on the books of the Corporation. Such further notice shall be given as may be required by law. Meetings may be held without notice if all of the shareowners entitled to vote are present or represented at the meeting, or if notice is waived in writing, either before or after the meeting, by those not present or represented at the meeting. No notice of an adjourned meeting of the shareowners other than an announcement of the time and place thereof at the preceding meeting shall be required.

         SECTION 4. At every meeting of the shareowners the holders of record of one-third of the outstanding shares of the stock of the Corporation, entitled to vote at the meeting, whether present in person or represented by proxy, shall, except as otherwise provided by law, constitute a quorum. If at any meeting there shall be no quorum, the holders of record, entitled to vote at the meeting, of a majority of such shares so present or represented may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall have been obtained when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum.

         SECTION 5. Meetings of the shareowners shall be presided over by the Chairman or, if he is not present, by the Vice Chairman or, if neither is present, by the President or a Vice President or, in their absence, by a Chairman to be chosen at the meeting. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary of the Corporation or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

         SECTION 6. Each shareowner entitled to vote at any meeting shall have one vote in person or by proxy for each share of stock held by him, but no proxy shall be voted on after eleven months from its date, unless such proxy provides for a longer period. All elections of directors shall be had and all questions, except as otherwise provided by law or by the Articles of Incorporation or by these By-Laws, shall be decided by a


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majority of the votes cast by shareowners present or represented and entitled to vote thereat in person or by proxy.

         SECTION 7. The vote on the election of directors, and other questions properly brought before any meeting, need not be by ballot except when so demanded by a majority vote of the shares present in person or by proxy and entitled to vote thereon, or when so ordered by the chairman of such meeting. The chairman of each meeting at which directors are to be elected by ballot or at which any question is to be so voted on shall, at the request of any shareowner present or represented by proxy at the meeting and entitled to vote at such election or on such question, appoint two inspectors of election. No director or candidate for the office of director shall be appointed as such inspector. Inspectors shall first take and subscribe an oath or affirmation faithfully to execute the duties of inspectors at such meeting with strict impartiality and according to the best of their ability, and shall take charge of the polls and after the balloting shall make a certificate of the result of the vote taken.

         SECTION 8. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding twenty days preceding the date of any meeting of shareowners, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect; or, in lieu of closing the stock transfer books, the Board of Directors may fix in advance a date, not exceeding forty days and not less than ten days preceding the date of any meeting of shareowners, and not exceeding sixty days preceding the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of stock shall go into effect, or a date in connection with the obtaining of any consent, as a record date for the determination of the shareowners entitled to notice of, and to vote at any such meeting and at any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of stock, or to give such consent, and in such case such shareowners, and only such shareowners, as shall be shareowners of record on the date so fixed, shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock of the books of the Corporation after any such record date fixed as aforesaid.





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                           ARTICLE II.

                       Board of Directors

         SECTION 1. The Board of Directors of the Corporation shall consist of not less than three or more than eighteen person, none of whom need be shareowners of the Corporation. The number of directors (within the above limits) shall be determined by the Board of Directors from time to time as it sees fit, by vote of a majority of the whole Board. The directors shall be elected annually and shall hold office, unless sooner removed, until their respective successors are elected and qualify. A majority of the whole Board, but in no event less than three, shall constitute a quorum for the transaction of business, but if at any meeting of the Board there shall be less than a quorum present and majority of the directors present may adjourn the meeting from time to time, until a quorum shall have been obtained when any business may be transacted which might have been transacted at the meeting as first convened had there been a quorum. No notice of an adjourned meeting of the directors other than an announcement of the time and place thereof at the preceding meeting shall be required. The acts of the majority of the directors present at any meeting at which there is a quorum shall, except as otherwise provided by law, by the Articles of Incorporation or by these By-Laws, be the acts of the Board.

         SECTION 2. The Board of Directors, by vote of a majority of the whole Board, may elect directors to fill vacancies in the Board resulting from an increase in the number of directors or from any other cause; provided that, from such time as the Corporation shall have issued any of its capital stock, after filling any such vacancy at least two-thirds of the directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Corporation at an annual or special meeting. A director so chosen shall hold office until the expiration of the term of the director whom he shall have succeeded, and, in case of an increase in the number of directors the directors so chosen shall hold office until the next annual meeting of shareowners or their respective successors are elected and qualify, unless sooner displaced pursuant to law or these By-Laws. The shareowners, at any meeting called for the purpose, may, with or without cause, remove any director by the affirmative vote of the holders of a majority of the votes entitled to be cast and at any meeting called for the purpose fill the vacancy in the Board thus caused.

         SECTION 3. Meetings of the Board of Directors shall be held at such place, within or without the State of Maryland, as may from time to time be fixed by resolution of the Board or as may be specified in the call of any meeting. Regular meetings of the Board of Directors shall be held at such times as may from


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time to time be fixed by resolution of the Board, and special meetings may be held at any time upon the call of a majority of the persons constituting the Board of Directors, the Chairman, the Vice Chairman, the President or the Secretary, by oral, telephonic, telegraphic or written notice, duly served on or sent or mailed to each director at least twenty-four hours before the meeting. The notice of any special meeting shall specify the purposes thereof. Notice need not be given of regular meetings of the Board held at times fixed by resolution of the Board. Meetings may be held at any time without notice if all of the directors are present or if notice is waived in writing, either before or after the meeting of those not present.

         SECTION 4. Meetings of the Board of Directors shall be presided over by the Chairman, or, if he is not present, by the Vice Chairman or, if he is not present, by the President or, if none of the above is present, by a Vice President or, if none of the above is present, by a Chairman to be chosen at the meeting; and the Secretary or, if he is not present, an Assistant Secretary or, if neither is present, a secretary to be chosen at the meeting shall act as secretary of the meeting.

         SECTION 5. The directors shall receive such fees or compensation for services to the Corporation (including attendance at meetings of the Board or of committees designated by the Board pursuant to Section 7 of this Article II) as may be fixed by the Board of Directors subject, however, to such limitations as may be provided in the Articles of Incorporation.

         SECTION 6. Except as otherwise provided by law or in the Articles of Incorporation, a director of the Corporation shall not in the absence of fraud be disqualified by his office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall any transaction or contract of the Corporation be void or voidable or affected by reason of the fact that any director, or any firm of which any director is a member, or any corporation of which any director is an officer, director or shareowner, is in any way interested in such transaction or contract; provided that at the meeting of the Board of Directors, authorizing or confirming said contract or transaction, the existence of an interest of such director, firm or corporation is disclosed or made known and there shall be present a quorum of the Board of Directors, and such contract or transactions shall be approved by a majority of such quorum, which majority shall consist of directors not so interested or connected. Nor shall any director be liable to account to the Corporation for any profit realized by him from or through any such transaction or contract of the Corporation ratified or approved as aforesaid, by reason of the fact that he or any firm of which he is a member, or any corporation of which he is an officer, director or shareowner,


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was interested in such transaction or contract.  Directors so interested may be counted when present at meetings of the Board of Directors for the purpose of determining the existence of a quorum. Any contract, transaction or act of the Corporation or of the Board of Directors (whether or not approved or ratified as hereinabove provided) which shall be ratified by a majority in interest of a quorum of the shareowners having voting power at any annual meeting or any special meeting called for such purpose or approved in writing by a majority in interest of the shareowners having voting power without a meeting shall, except as otherwise provided by law, be as valid and as binding as though ratified by every shareowner of the Corporation.

         SECTION 7. The Board of Directors may, by resolution or resolutions, passed by a majority of the whole Board, designate one or more committees, each such committee to consist of two or more of the directors of the Corporation, which, to the extent permitted by law and provided in said resolution or resolutions, shall have and may exercise the powers of the Board over the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. A majority of the members of any such committee may determine its action and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the membership of, to fill vacancies in, or to dissolve any such committee.

                          ARTICLE III.

                            Officers

         SECTION 1. The Board of Directors, as soon as practical after the election of Directors at the annual meeting of the shareowners held in each year, shall appoint a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, Assistant Secretaries and Assistant Treasurers and, from time to time, a Vice Chairman and any other officers and agents it may deem proper. Any two of the above-mentioned offices, except those of the President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, or by these By-Laws, to be executed, acknowledge or verified by any two or more officers.

         SECTION 2. The term of office of all officers shall be one year or until their respective successors are chosen; but any officer or agent chosen or appointed by the Board of Directors may be removed, with or without cause, at any time, by the


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affirmative vote of a majority of the members of the Board then in office.

         SECTION 3. Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such powers and duties as generally appertain to their respective offices, as well as such powers and duties as from time to time may be conferred by the Board of Directors. Any officer, agent, or employee of the Corporation may be required by the Board of Directors to give bond for the faithful discharge of his duties, in such sum and of such character as the Board may from time to time prescribe.

                           ARTICLE IV.

                      Certificates of Stock

         SECTION 1. The interest of each shareowner of the Corporation shall be evidenced by a certificate or certificates for shares of stock of the Corporation, in such form as the Board of Directors may from time to time prescribe. The certificates for shares of stock of the Corporation shall bear the signature, either manual or facsimile, of the President or a Vice President and the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, and shall be sealed with the seal of the Corporation or bear a facsimile of such seal. The validity of any stock certificate shall not be affected if any officer whose signature appears thereon ceases to be an officer of the Corporation before such certificate is issued.

         SECTION 2. The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by a duly authorized attorney, upon surrender for cancellation of a certificate or certificates for a like number of shares, with a duly executed assignment and power of transfer endorsed thereon or attached thereto, and with such proof of the authenticity of the signatures as the Corporation or its agent may reasonably require.

         SECTION 3. No certificate for shares of stock of the Corporation shall be issued in place of any certificate alleged to have been lost, stolen, mutilated or destroyed except upon production of such evidence of the loss, theft, mutilation or destruction, and upon indemnification of the Corporation and its agents to such extent and in such manner as the Board of Directors may from time to time prescribe.







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                           ARTICLE V.

                         Corporate Books

         The Books of the Corporation, except the original or a duplicate stock ledger, may be kept outside the State of Maryland at such place or places as the Board of Directors may from time to time determine.

                           ARTICLE VI.

                           Signatures

         SECTION 1. The Board of Directors, as soon as practical after the election of directors at the annual meeting of the shareowners held in each year, shall appoint a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer, Assistant Secretaries and Assistant Treasurers and, from time to time, a Vice Chairman and any other officers and agents as it may deem proper. Any two of the above-mentioned offices, except those of the President and a Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument be required by law, or by these By-Laws, to be executed, acknowledged or verified by any two or more officers.

         SECTION 2. The Chairman, the Vice Chairman or the President of the Corporation or, in their absence or disability or at their request, a Vice President of the Corporation may authorize from time to time the signature and issuance of proxies to vote upon shares of stock of other corporations owned by the Corporation unless otherwise provided by the Board of Directors. All proxies for shares held in the name of the Corporation, shall be signed in the name of the Corporation by two officers of the Corporation, who shall be the Chairman, the Vice Chairman, the President or a Vice President and a Vice President, the Secretary or the Treasurer.

                          ARTICLE VII.

                           Fiscal Year

         The first fiscal year of the Corporation shall end
September 30, 1966; thereafter each successive September 30th shall be the end of the fiscal year of the Corporation.








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                          ARTICLE VIII.

                         Corporate Seal

         The corporate seal of the Corporation shall consist of a flat faced circular die with the word "Maryland" together with the name of the Corporation, the year of its organization, and such other appropriate legend as the Board of Directors may from time to time determine, cut or engraved thereon. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

                           ARTICLE IX.

                             Offices

         The Corporation and the shareowners and the directors may have offices outside the State of Maryland at such places as shall be determined from time to time by the Board of Directors.

                           ARTICLE X.

            Indemnification of Directors and Officers

         The Corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the Corporation or serves or served at the request of the Corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Article X shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article X shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article X the term "Corporation" shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the


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Corporation in a consolidation or merger; the term "other
enterprise" shall include any corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the Corporation" shall include service as a director or officer of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Corporation.








































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